INVESTMENT AGREEMENT

BY AND AMONG

FLORIDA EDUCATION INVESTMENT TRUST FUND,

PFM FUNDS

AND

PFM FUND DISTRIBUTORS, INC.

Dated as of

SEPTEMBER __, 2010

TABLE OF CONTENTS

i

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the ______day of September, 2010, by and among Florida Education Investors Trust Fund (the “Fund”), an entity formed pursuant to Section 218.415, Florida Statutes, of the State of Florida, and the Florida Interlocal Cooperation Act of 1969, as amended, Section 163.01, Florida Statutes, and pursuant to a Declaration of Trust, dated as of December 3, 2009 (the “Declaration”), PFM Funds (“PFM Funds”), a Virginia Business Trust, for itself and on behalf of its series known as Prime Series (the “Portfolio”), and PFM Fund Distributors, Inc. (“PFMFD”), a Pennsylvania corporation.

WITNESSETH

WHEREAS, PFM Funds is registered under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company and the Fund is exempt from such registration; and

WHEREAS, the Fund and Portfolio each have substantially the same investment objective and investment policies;

WHEREAS, PFMFD serves as distributor of units of beneficial interest in the Fund; and

WHEREAS, the Fund desires to pursue its investment objective by investing on an ongoing basis all of its investable assets (the “Assets”) in Florida Education Shares, a class of shares of the Portfolio (“Interests”) on the terms and conditions set forth in this Agreement (the “Investments”);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

1.1  Fund.    The Fund represents and warrants to PFM Funds that:

(a)        Organization.  The Fund is a trust duly organized and validly existing under the laws of the State of Florida.  The Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

(b)        Authorization of Agreement.  The execution and delivery of this Agreement by the Fund and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of the Fund’s Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Fund, or the performance by the Fund of its obligations hereunder.  This Agreement when executed and delivered by the Fund shall constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

(c)        SEC Securities Exemptions.  The Fund is not required to register as an investment company under the 1940 Act, and shares of beneficial interest in the Fund are not required to be registered under the Securities Act of 1933 (the “1933 Act”).

 (d)       Fund Assets.  The Fund currently intends on an ongoing basis to invest its Assets solely in Interests.

(e)        Registration Statement.  The Fund has reviewed PFM Funds’ registration statement on Form N-lA, as filed with the Securities and Exchange Commission (“SEC”) on [July 30, 2010], and agrees that the Investments will be subject to the terms thereof.  The Fund understands and acknowledges that PFM Funds has the right, in its sole discretion, at any time, to limit or reject additional Investments from the Fund, provided that PFM Funds shall provide the Fund at least thirty (30) days’ advance written notice, or such lesser time as may be agreed to by the parties, of any such limit or rejection or as may be required for PFM Funds to comply with applicable laws and regulations.

(f)         Insurance.  The Fund has in force reasonable insurance coverage against liabilities that may arise as a result of the Fund’s and officers’ actions on behalf of the Fund.

(g)        Offering of Fund Interests.  Interests in the Fund are offered for sale by PFMFD, which serves as the distributor of such interests.

1.2   PFM Funds.  PFM Funds represents and warrants to the Fund that:

(a)        Organization.  PFM Funds is a trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and the Portfolio is a duly and validly designated series of PFM Funds.  Each of PFM Funds and the Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted.

(b)        Authorization of Agreement.  The execution and delivery of this Agreement by PFM Funds on behalf of the Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of PFM Funds’ Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by PFM Funds on behalf of the Portfolio, or the performance by the PFM Funds of its obligations hereunder.  This Agreement when executed and delivered by PFM Funds on behalf of the Portfolio shall constitute a legal, valid and binding obligation of PFM Funds, enforceable against PFM Funds and the Portfolio in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

No meeting of, or consent by, shareholders of PFM Funds is necessary to approve the issuance of Interests to the Fund.

(c)        Authorization of Issuance of Shares of Beneficial Interest.  The issuance by PFM Funds of Interests has been duly authorized by all necessary action on the part of the Board of Trustees of PFM Funds.

(d)        1940 Act Registration.  PFM Funds is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

(e)        SEC Filings; Securities Exemptions.  PFM Funds has duly filed with the SEC all forms, reports, proxy statements and other documents (“SEC Filings”) required to be filed with the SEC under the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act and the rules and regulations thereunder (collectively, the “Securities Laws”) relating to the Portfolio.  All SEC Filings relating to the Portfolio comply in all material respects with the requirements of the Securities Laws, and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.3   PFMFD. PFMFD represents and warrants to PFM Funds that it serves as distributor of interests in the Fund and that the execution and delivery of this Agreement by PFMFD have been duly authorized by all necessary action on the part of PFMFD and no other action or proceeding is necessary for the execution and delivery of this Agreement by PFMFD, or the performance by PFMFD of its obligations hereunder.  This Agreement when executed and delivered by PFMFD shall constitute a legal, valid and binding obligation of PFMFD, enforceable against PFMFD in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

ARTICLE II

COVENANTS

2.1 Fund.     The Fund covenants that:

(a)        Advance Review of Certain Documents.  The Fund will cause its administrative agent to furnish PFM Funds at least ten (10) business days prior to first use, with drafts of revisions to the Fund’s Information Statement (the “Information Statement”).  In addition, the Fund will cause its administrative agent to furnish or cause to be furnished to PFM Funds at least five (5) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to PFM Funds, the Portfolio or Interests and that was not previously approved by PFM Funds.  The Fund agrees that it will include in the Information Statement any material and reasonable comments made by PFM Funds.  PFM Funds will not, however, in any way be liable to the Fund for any errors or omissions in such documents, whether or not PFM Funds makes any objection thereto, except to the extent such errors or omissions result from errors in or omissions in information provided in PFM Funds’ 1940 Act registration statement or otherwise provided by PFM Funds for inclusion therein, or result from the failure of PFM Funds to provide information required to be provided to the Fund under this Agreement, which information shall not be unreasonably withheld.  In addition, the Fund will not make any other written or oral representations about PFM Funds, the Portfolio or Interests other than those contained in such documents without PFM Funds’ prior written consent.

(b)        Limitation on Investments.  The Fund will not hold any investment securities (within the meaning of the 1940 Act) other than Interests and will not purchase any Interests in the event that PFMFD ceases to serve as the distributor of interests in the Fund.

(c)        Tax Status.  The Fund is not subject to federal or Florida state income tax upon the income realized by it, and that the participants therein are likewise not taxable upon distributions to them of such income, provided that the participants are political subdivisions of the State of Florida for federal tax purposes. Furthermore, neither the Fund nor participants therein, as a result of their investment of public monies in the Fund, are subject to taxation.

(d)        Fiscal Year.  The Fund shall take appropriate action to adopt and maintain the same fiscal year-end as the Portfolio (currently the last day of June).

(e)        Proxy Voting.  If requested to vote on matters pertaining to PFM Funds or the Portfolio or Interests, the Fund will vote Interests in accordance with the provisions of Section 12(d)(1)(E) of the 1940 Act.

(f)         Compliance with Laws.  The Fund shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a local government investment pool under applicable law.

(g)        Insurance.  The Fund will maintain in full force and effect for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of Trustees’ and officers’ actions on behalf of the Fund, in such amount and covering such liabilities as the Board of  Trustees of the Fund deems reasonable.

2.2   PFM Funds.  PFM Funds covenants that:

(a)        Redemption.  Except as otherwise provided in this Section 2.2(a), redemptions of Interests owned by the Fund will be effected pursuant to Section 2.2(b).  In the event the Fund desires to withdraw its entire Investment from the Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption “in kind” and in such a manner that the securities delivered to the Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption.  PFM Funds further agrees that, to the extent legally possible, it will not take or cause to be taken any action without the Fund’s prior approval that would cause the redemption of Interests by the Fund to be treated as a taxable event to the Fund.

(b)        Ordinary Course Redemptions.  PFM Funds will effect redemptions of Interests owned by the Fund in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof.  All redemption requests other than a withdrawal of the Fund’s entire investment in Interests under Section 2.2(a) or, at the sole discretion of PFM Funds, a withdrawal (or series of withdrawals over any three (3) consecutive business days) by the Fund of an amount that exceeds 10% of the Portfolio’s net asset value, will be effected in cash at the next determined net asset value after the redemption request is received.  The Portfolio will use its commercially reasonable efforts to settle redemptions on the business day following the receipt of a redemption request by the Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

(c)        SEC Filings.  PFM Funds will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of the Portfolio’s investors and its registration as an investment company and will provide copies of all such definitive filings to legal counsel for the Fund.  SEC Filings by PFM Funds will comply in all material respects with the requirements of the Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

 (d)       Tax Status. The Portfolio shall seek to qualify for treatment as a “regulated investment company” under Subchapter M of the Internal Revenue Code and to make such distributions so that the Portfolio shall not be subject to federal income tax or excise tax for any taxable year of the Portfolio during which this Agreement continues in effect.

(e)        [Reserved]

(f)         Advance Notice of Certain Changes.  PFM Funds shall provide the Fund with reasonable advance written notice of any change in the Portfolio’s investment objective, or if PFM Funds has knowledge that one of the following changes is likely to occur, written notice shall be provided as soon as reasonably possible of any material change in the Portfolio’s investment policies or activities, any material increase in the fees or expenses of the Portfolio or Interests, or any change in the Portfolio’s fiscal year or time for calculating net asset value.  If PFM Funds is required to obtain shareholder approval of a proposed change affecting the Portfolio or Interests, PFM Funds will seek the Fund’s approval as may be required by the 1940 Act or the Declaration of Trust of PFM Funds.

(g)        Compliance with Laws.  PFM Funds shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.  PFM Funds agrees that the securities in which the Portfolio invests are limited to permitted investments as described in Section 3.2 of the Declaration, as in effect as of the effective date hereof, and in accordance with Florida law.

(h)        Delivery of Information.  PFM Funds shall provide the Fund in writing with such information regarding PFM Funds, the Portfolio and Interests as may reasonably be necessary for the Fund to comply with applicable laws.  PFM Funds shall also provide the Fund with such information as may be necessary for the Fund to file federal and state tax returns.  PFM Funds shall provide the written information described in this paragraph within a reasonable period of time prior to the date by which the Fund is required to make any filing or send any report or other document the contents of which includes or is based upon such information, provided the Fund gives PFM Funds adequate advance notice of the dates by which such information is required.

(i)         Insurance.  PFM Funds will maintain in full force and effect for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of the Portfolio’s business, in such amounts, and covering such liabilities as the Board of Trustees of PFM Funds deems reasonable.

2.3   Reasonable Actions.  Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by the other party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

ARTICLE III

INDEMNIFICATION

3.1   Fund and PFMFD.

(a)        To the extent permitted by law, the Fund and PFMFD agree, jointly and severally, to indemnify and hold harmless PFM Funds, and the Portfolio, and any director/trustee, officer, employee or agent of PFM Funds or the Portfolio (in this Section, each, a “Covered Person” and collectively, “Covered Persons”), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that are specifically related to the following:

(i)          arising out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Fund or PFMFD or by any of their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Fund or PFMFD and were not, directly or indirectly, the result of or caused by, in whole or in part, the act or omission of any Covered Person, including without limitations, a violation of any covenant set forth in Section 2.2 above, acting in the capacity which makes them a Covered Person; or

(ii)         arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or the Information Statement, or any amendments or supplements to the foregoing (in this Section, collectively “Offering Documents”), or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with PFM Funds’ registration statement on Form N-1A and other written information furnished by PFM Funds to the Fund or by any service provider of PFM Funds for use therein or for use by the Fund in preparing such documents, including but not limited to any written information contained in PFM Funds’ current registration statement on Form N-1A.

provided, however, that in no case shall the Fund or PFMFD be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified the Fund or PFMFD in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification.  Failure to notify the Fund or PFMFD of such claim shall not relieve the Fund or PFMFD from any liability that either may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b)        The Fund and PFMFD each will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund and/or PFMFD elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and/or PFMFD, as applicable.  In the event the Fund and/or PFMFD elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such additional counsel unless (A) the Fund and PFMFD shall have specifically authorized the retaining of and payment of fees and expenses of such additional counsel or (B) the parties to such suit include any Covered Person and the Fund and/or PFMFD, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to the Fund and PFMFD that one or more legal defenses may be available to it that may not be available to the Fund and/or PFMFD, in which case the Fund and/or PFMFD shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of one counsel to such persons.  The Fund and PFMFD each shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case, shall not be unreasonably withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability that the Fund and/or PFMFD might otherwise have to Covered Persons.

3.2   PFM Funds.

(a)        PFM Funds agrees to indemnify and hold harmless the Fund, PFMFD and any affiliate providing services to the Fund, and any trustee/director, officer, employee or agent of any of them (in this Section, each, a “Covered Person” and collectively, “Covered Persons”), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that are specifically related to the following:

(i)          arising out of or are based upon any violation or alleged violation of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by PFM Funds, or any of its trustees, officers, employees or agents, but only insofar as such omissions or commissions relate to the Portfolio including the Interests, and were not, directly or indirectly, the result of or caused by, in whole or in part, the act or omission of any Covered Person; or

(ii)         arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any marketing materials for, or any SEC Filing relating to the Portfolio, or any amendments to the foregoing (in this Section, collectively, the “Offering Documents”) relating to the Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

(iii)        arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to the Fund or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund by PFM Funds for use therein or for use by the Fund in preparing such documents, including but not limited to any written information contained in PFM Funds’ current registration statement on Form N-1A, or was made as a result of the failure of PFM Funds to provide information requested by the Fund or PFMFD or otherwise required to be provided to them under this Agreement.

provided, however, that in no case shall PFM Funds be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified PFM Funds in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification.  Failure to notify PFM Funds of such claim shall not relieve PFM Funds from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

(b)        PFM Funds will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if PFM Funds elects to assume the defense, such defense shall be conducted by counsel chosen by PFM Funds.  In the event PFM Funds elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such additional counsel unless (A) PFM Funds shall have specifically authorized the retaining of and payment of fees and expenses of such additional counsel or (B) the parties to such suit include any Covered Person and PFM Funds, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to PFM Funds that one or more legal defenses may be available to it that may not be available to PFM Funds, in which case PFM Funds shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons.  PFM Funds shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability that PFM Funds might otherwise have to Covered Persons.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Access to Information.  Throughout the life of this Agreement, the Fund and PFM Funds shall afford each other reasonable access at all reasonable times to such party’s officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

4.2  Confidentiality.  Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Fund’s or the Portfolio’s respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances.  Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent PFM Funds from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to the Portfolio and that such disclosure by PFM Funds shall not require any additional consent from the other parties.

4.3 Obligations of Fund and PFM Funds.  PFM Funds agrees that the financial obligations of the Fund under this Agreement shall be binding only upon the assets of the Fund, and that except to the extent liability may be imposed under the Securities Laws, PFM Funds shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of the Fund or other classes or series of the Fund.  The Fund agrees that the financial obligations of PFM Funds under this Agreement shall be binding only upon the assets of the Portfolio and that, except to the extent liability may be imposed under the Securities Laws, the Fund shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of PFM Funds or other classes or series of PFM Funds.

ARTICLE V

TERMINATION, AMENDMENT

5.1 Termination.  This Agreement may be terminated by any party hereto upon [90] days’ written notice given to each other party to this Agreement; provided, however, that provisions of Sections 3.1, 3.2, 4.2 and 4.3 shall survive any termination of this Agreement, and further that the provisions of Sections 2.1(b) and (e) of this Agreement, and the procedures and limitations relating to redemptions set forth in Sections 2.2(a) and (b) of this Agreement, shall survive such termination if, as of the effectiveness of such termination, the Fund owns Interests representing more than three (3) percent of the outstanding shares of the Portfolio (regardless of class) and shall survive until such ownership no longer exceeds such percentage amount.

5.2   Amendment.  This Agreement may be amended, modified or supplemented at any time by written agreement of the parties.

ARTICLE VI

GENERAL PROVISIONS

6.1   Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

6.2   Headings.  The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.3   Entire Agreement.  Except as set forth below, this Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein and the terms, conditions and descriptions set forth in PFM Funds’ Registration Statement, as in effect from time to time.

6.4   Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

6.5   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia; provided, however, that in the event of any conflict between the 1940 Act and the laws of Virginia, the 1940 Act shall govern.

6.6   Counterparts.   This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

6.7   Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.8   Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

If to the Fund:	Florida Education Investment Trust Fund
Attn: A. Wayne Blanton
c/o Florida School Boards Association, Inc.
203 South Monroe Street
Tallahassee, FL 32301
blanton@fsba.org

With a copy to:	Bill Montford
c/o Florida Association of District School Superintendents, Inc.
208 South Monroe Street
Tallahassee, FL 32301
bmontford@fadss.org

If to PFMFD:	PFM Fund Distributors, Inc.
Attn: President
One Keystone Plaza, Suite 300
N. Front & Market Streets
Harrisburg, PA 17101

If to PFM Funds:	PFM Funds
Attn: President
One Keystone Plaza, Suite 300
N. Front & Market Streets
Harrisburg, PA 17101

With a copy to:	Kenneth Gerstein, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

6.9 Interpretation.   Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms’ length agreements.

6.10 Operation of Fund.  Except as otherwise provided herein, this Agreement shall not limit the authority of the Fund or PFMFD to take such action as either may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and the sale of its shares.

6.11 Relationship of Parties; No Joint Venture, Etc.  It is understood and agreed that neither the Fund nor PFMFD shall hold itself out as an agent of PFM Funds with the authority to bind such party, nor shall PFM Funds hold itself out as an agent of the Fund or PFMFD with the authority to bind such party.

6.12 Use of Name.  Except as otherwise provided herein or required by law the Fund shall not describe or refer to the name of PFM Funds, the Portfolio, Florida Education Shares or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of PFM Funds, nor shall PFM Funds describe or refer to the name of the Fund or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of the Fund.  In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

FLORIDA EDUCATION INVESTMENT TRUST FUND

Dated: September 21, 2010	By:
Name: William Graham
Title: Chairman, Board of Trustees

PFM FUND DISTRIBUTORS, INC.

Dated: _____________, 2010	By:
Name:
Title:

PFM FUNDS

Dated: _______________, 2010	By:
Name:
Title: